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                                                                    Exhibit 99.2

                  Certification of Principal Financial Officer
                           Pursuant to 18 U.S.C. 1350
                 (Section 906 of the Sarbanes-Oxley Act of 2002)

I, E. Paul Leishman, Chief Financial Officer (principal financial officer) of News Communications, Inc.. (the "Registrant"), certifies that to the best of my knowledge, based upon a review of the Annual Report on Form 10-KSB for the period ended December 31, 2002 of the Registrant (the "Report"):

     (1) The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


/s/ E. Paul Leishman
----------------------
Name: E. Paul Leishman
Date: April 14, 2003